FOR IMMEDIATE RELEASE
                                                          Contact: James Spiezio
                                                        Beacon Power Corporation
                                                                    978-694-9121
                                                         spiezio@beaconpower.com


                     BEACON POWER SHIPS SMART ENERGY MATRIX
                   FLYWHEEL DEMONSTRATION SYSTEM TO CALIFORNIA

               Company Also Announces Live Demonstration of System as part of International Energy Technology Conference in October

WILMINGTON, Mass., September 16, 2005 -- Beacon Power Corporation (NASDAQ:
BCON), a company that designs and develops advanced products and services to support more stable and reliable electricity grid operation, has announced that its first-ever Smart Energy Matrix demonstration system was shipped on September 15, 2005. The scale-power flywheel-based energy storage system, which was built under contract to the California Energy Commission, in collaboration with the U.S. Department of Energy (DOE) and the California ISO, is designed to demonstrate the feasibility of providing highly responsive and cost-effective frequency regulation services for the electricity grid. The demonstration system has a capability of approximately ten percent of the planned commercial version of the Smart Energy Matrix. The system will be installed in San Ramon, California at PG&E's Distributed Utility Integration Test (DUIT) site, where the country's first integration testing of commercial-grade, utility grid-interactive distributed energy resources is being conducted, including Beacon's system.

"With preparations at the installation site now complete, we received the go-ahead to ship this first Smart Energy Matrix demonstration system," said Bill Capp, Beacon president and CEO. "This is a key milestone in the development and deployment of this technology, and we're looking forward to putting it through its paces in a live grid-connected environment. We believe that the rigorous testing conducted in the coming months will show that flywheel energy storage can provide responsive performance, environmental benefits, and cost-effective operation."

Beacon Power also announced that there will be a live demonstration of this Smart Energy Matrix system during a private tour of the San Ramon DUIT facility on October 19, 2005. The tour is part of the International Electrical Energy Storage Applications and Technologies (EESAT) Conference, taking place in San Francisco from October 17-19. More than 150 industry engineers, utility managers, and government agency officials are expected to attend the conference. Beacon Power is also presenting a related technical paper at the event. More detailed information can be found at www.sandia.gov/eesat/.

"In the aftermath of the 2003 power outages, we are becoming increasingly aware of the importance of frequency regulation on the grid," said Dr. Imre Gyuk, program manager of DOE's Energy Storage Research Program. "We are pleased that Beacon has completed construction of the system with exemplary promptness and we look forward to seeing the installed device during the EESAT meeting." Beacon Power previously announced that it is also building a second scale-power Smart Energy Matrix demonstration system under contract to the New York State Energy Research and Development Authority (NYSERDA). This system, developed in collaboration with the U.S. Department of Energy and the New York ISO, is planned for delivery in the fourth quarter of this year.

The Company will require substantial funds to conduct research and development activities, market its products and services, and increase its revenues. The Company anticipates that such funds will be obtained from external sources and intends to seek additional equity or debt to fund future operations. The Company estimates that it will require approximately $24.0 million to complete development of the Smart Energy Matrix and an additional $6.0 million to provide full power prototypes. If the Company is able to raise sufficient funding through equity or debt to begin development in the fourth quarter of 2005, it expects the development to be complete by 2008.

About Frequency Regulation
One of the most challenging aspects of today's electricity grid is that the amount of power generated and the amount consumed must be in exact balance at all times. When imbalances occur, the frequency of electricity (60 hertz in the U.S.) that end users require will not be maintained, which adversely affects grid stability. The constant balancing of power demand and production to maintain a stable frequency is called frequency regulation. Beacon's Smart Energy Matrix is a flywheel-based energy storage system that is intended to be a long-life, environmentally friendly solution for frequency regulation, with no fuel consumed and no emissions generated.

Grid operators, such as the California Independent System Operator (ISO), purchase frequency regulation services every day. In 2004, for example, the value of regulation services purchased by four of the U.S. regional grid operators in open power markets was in excess of $360 million. The Beacon Smart Energy Matrix is being specifically designed to address this sizeable and growing market with better performance and greater cost effectiveness than existing methods, which are most commonly based on the use of older and less efficient fossil fuel-based generators.

More details, along with an informative animated presentation, are available at www.beaconpower.com.

About Beacon Power

Beacon Power Corporation designs sustainable energy storage and power conversion solutions that would provide reliable electric power for the utility, renewable energy, and distributed generation markets. Beacon's Smart Energy Matrix is a design concept for a megawatt-level, utility-grade flywheel-based energy storage solution that would provide sustainable power quality services for frequency regulation, and support the demand for reliable, distributed electrical power. Beacon is a publicly traded company with its research, development and manufacturing facility in the U.S. For more information, visit www.beaconpower.com.


Safe Harbor Statements under the Private Securities Litigation Reform Act of
1995:

Material contained in this press release may include statements that are not historical facts and are considered "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Beacon Power Corporation's current views about future events and financial performances. These forward-looking statements are identified by the use of terms and phrases such as "believe," "expect," "plan," "anticipate," and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Beacon Power Corporation's expectation. These factors include: a short operating history; a history of losses and anticipated continued losses from operations; a need to raise additional capital combined with a questionable ability to do so; conditions in target markets; no experience manufacturing any product on a commercial basis; limited commercial contracts for sales to date; little experience managing operations in geographically dispersed locations; the dependence of sales on the achievement of product development and commercialization milestones; the uncertainty of the political and economic climate of any foreign countries into which Beacon hopes to sell or in which it operates, including the uncertainty of enforcing contracts and the potential substantial fluctuation in currency exchange rates in those countries; significant technological challenges to successfully complete product development; dependence on third-party suppliers; intense competition from companies with greater financial resources; possible government regulation that would impede the ability to market products; possible product liability claims and the negative publicity which could result; any failure to protect intellectual property; the possible need in the future to hire and retain key executives, particularly in light of the substantial workforce reductions during 2001 and 2002; the volatility in the stock price of companies operating in the same sector; the difficulties that often arise in integrating operations of companies after a merger or acquisition; the power of controlling shareholders and the limited ability of others to influence the outcome of matters put to the vote of shareholders. These factors are elaborated upon and other factors may be disclosed from time to time in Beacon Power Corporation's filings with the Securities and Exchange Commission. Beacon Power Corporation expressly does not undertake any duty to update forward-looking statements.